UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2016

Pandora Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35198	94-3352630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Webster Street, Suite 1650
Oakland, CA 94612
(Address of principal executive offices, including zip code)

(510) 451-4100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

Effective March 23, 2016, the Board increased the size of the Board to ten directors and appointed Anthony J. Vinciquerra as a Class III director of the Company to serve until the expiration of the Class III term at the 2017 annual meeting of stockholders, or until his earlier death, disqualification, resignation or removal. Mr. Vinciquerra has not yet been appointed to any committee of the Board.

Mr. Vinciquerra will be compensated for his service on the Board pursuant to the Company's non-employee director compensation practices (pro-rated for any partial year of service), which currently includes annual cash compensation of $40,000. The Board approved an equity grant in an amount consistent with the awards granted annually to non-employee directors of 25,585 restricted stock units to Mr. Vinciquerra, which will vest in full on the earlier of June 1, 2017 or the date of the 2017 annual meeting of stockholders. Mr. Vinciquerra also entered into the Company's standard form of director indemnification agreement.

The Company has not entered into any transactions identified in Item 404(a) of Regulation S-K with Mr. Vinciquerra.

Item 7.01    Regulation FD Disclosure.

On March 23, 2016, the Company issued a press release announcing the appointment of Mr. Vinciquerra to the Board. A copy of this press release is furnished as Exhibit 99.1 hereto.

The information provided pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item  9.01                 Financial Statements and Exhibits.

(d)                 Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release dated March 23, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PANDORA MEDIA, INC.

Dated: March 23, 2016	By:	Stephen Bené
Stephen Bené General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release dated March 23, 2016